Wells Financial Corp. Announces Second Quarter Results of Operations

Wells, Minnesota, July 24, 2015

Selected Financial Data
(Dollars in thousands, except per share data)
(Unaudited)
	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net Income	$550	$96	$1,043	$347
Basic earnings per share	$0.75	$0.13	$1.41	$0.45
Diluted earnings per share	$0.75	$0.13	$1.41	$0.45
Return on average equity (1)(2)	8.1%	1.5%	7.7%	2.6%
Return on average assets(1)	0.9%	0.2%	0.8%	0.3%
Net interest rate spread	3.6%	3.5%	3.7%	3.4%
Net interest rate margin	3.6%	3.5%	3.7%	3.4%
Book value per share (2)	$36.94	$34.83	$36.94	$34.83
(1) Annualized
(2) Includes stockholders’ equity and mezzanine equity

Quarter Ended June 30, 2015

James D. Moll, President of Wells Financial Corp. (OTCQB:WEFP)(the Company), the holding company of Wells Federal Bank (the Bank), announced net income for the second quarter of 2015 of $550,000, up $454,000 or 472.9%, when compared to the second quarter of 2014.  Basic and diluted earnings per share for the second quarter of 2015 were $0.75, up $0.62 or 477.0%, when compared to the second quarter of 2014.  The improvement in net income for the quarter is due, primarily, to increases of $129,000 and $222,000, or 6.5% and 25.6%, in net interest income and noninterest income, respectively.  Also contributing to the improved earnings were decreases of $150,000 and $224,000, or 100.0% and 8.8%, in the provision for loan loss and noninterest expense, respectively.

The increase in net interest income was due to an increase in the net interest rate spread and the increase in noninterest income resulted, primarily, from an increase in gain on sale of loans as a larger volume of residential mortgage loans was originated and sold to the secondary market.  A decrease in expenses associated with other real estate owned was the primary reason for the decrease in noninterest expense. The decrease in the provision for loan losses resulted from management’s analysis of credit quality.

In accordance with the Bank’s internal classification of assets policy, management evaluates the loan portfolio on a quarterly basis to identify and determine the adequacy of the allowance for loan loss and adjusts the level of the allowance for loan losses through the provision for loan losses.  As of June 30, 2015 and 2014, the balance in the allowance for loan losses and the allowance for loan losses as a percentage of total loans were $2,184,000 and $1,934,000 and 1.2% and 1.2%, respectively.

Six Months Ended June 30, 2015

Net income for the six months ended June 30, 2015 was $1,043,000, up $696,000, or 200.6% when compared to the same period in 2014.  Basic and diluted earnings per share for the period were $1.41, up $0.96 or 213.3%.  Increases of $401,000 and $226,000, or 10.2% and 13.0%, in net interest income and noninterest income, respectively, were the primary reasons for the increase in net income.  Also contributing to the improved earnings were decreases of $250,000 and $235,000, or 78.1% and 4.9%, in the provision for loan loss and noninterest expense, respectively.

The increase in net interest income was due to an increase in the net interest rate spread and the increase in noninterest income resulted, primarily, from an increase in gain on sale of loans as a larger volume of residential mortgage loans was originated and sold to the secondary market.  Decreases in compensation and expenses associated with other real estate owned were the primary reason for the decrease in noninterest expense. The decrease in the provision for loan losses resulted from management’s analysis of credit quality.

Recent Developments

On July 16, 2015 the Company announced that it had completed the acquisition of St. James Federal Savings and Loan Association (“St. James”) in a conversion merger transaction and the related stock offering of the Company, effective July 16, 2015.  As a result of the conversion merger, St. James converted from a federally-chartered mutual savings association to a federally-chartered stock savings association and immediately merged with and into Wells Federal Bank, the surviving entity in the merger conversion.  The Company sold 78,736 shares of common stock at a price of $27.36 per share to depositor and borrower members of St. James, to the Employee Stock Ownership Plan and stockholders of Wells, and to members of the general public in a concurrent subscription offering and community offering.  Gross offering proceeds totaled approximately $2.15 million.  As a result of the stock offering, the Company had 814,758 shares of common stock issued and outstanding as of the close of business on July 16, 2015.     St. James’ sole office, located in St. James, Minnesota, has become a branch office of Wells Federal Bank.

Forward-looking Statements

Statements in this press release that are not strictly historical may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1996, which involve risks and uncertainties.  The foregoing material may contain forward-looking statements concerning the financial condition, results of operations and business of the Company.  We caution that such statements are subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements.  The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances arising after the date hereof.

**An unaudited consolidated balance sheet and income statement are part of this press release**

Wells Financial Corp. and Subsidiary
Consolidated Statement of Financial Condition
(Dollars in Thousands, except per share data)
ASSETS	06/30/15	12/31/14
	(Unaudited)
Cash, including interest-bearing accounts:	$19,865	$14,373
06/30/15 $11,037; 12/31/14 $7,411
Certificates of deposit	1,241	4,181
Fed Funds Sold	3,000	2,000
Securities available for sale	32,822	34,177
Federal Home Loan Bank Stock, at cost	2,068	2,079
Loans held for sale	3,567	1,707
Loans receivable, net	177,859	182,050
Accrued interest receivable	966	834
Premises and equipment	3,079	3,172
Mortgage servicing rights, net	1,871	1,886
Foreclosed real estate	3,199	3,656
Other assets	1,764	1,711
TOTAL ASSETS	$251,301	$251,826

LIABILITIES, MEZZANINE EQUITY AND
STOCKHOLDERS' EQUITY

LIABILITIES:
Deposits	$220,860	$221,972
Advances from borrowers for taxes and insurance	2,621	2,630
Accrued interest payable	60	17
Accrued expenses and other liabilities	575	588
TOTAL LIABILITIES	224,116	225,207

Commitments, Contingencies and Credit Risk

MEZZANINE EQUITY
Redeemable common stock held by ESOP, $0.10 par value
89,925 shares at June 30, 2015; 95,602 shares at December 31, 2014	2,383	2,533

STOCKHOLDER'S EQUITY:
Preferred stock, no par value; 500,000 shares authorized; none
outstanding	-	-
Common stock, $.10 par value; 7,000.000 shares
authorized; 2,097,575 shares issued	$209	$209
Additional paid in capital	17,116	17,110
Retained earnings, substantially restricted	36,479	35,552
Other comprehensive income	41	93
Treasury stock, at cost, 1,451,478 shares at June
30, 2015; 1,445,248 shares at December 31, 2014	(29,043)	(28,878)
TOTAL STOCKHOLDERS' EQUITY	24,802	24,086

TOTAL LIABILITIES, MEZZANINE EQUITY AND	$251,301	$251,826
STOCKHOLDERS' EQUITY

Wells Financial Corp. and Subsidiary
Consolidated Statement of Income
(Dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Interest and dividend income
Loans receivable:
Residential loans	$653	$667	$1,378	$1,320
Commercial Loans	364	316	723	623
Ag Real Estate Loans	359	345	743	676
Consumer and other loans	686	632	1,393	1,258
Investment securities and other interest-
bearing deposits	158	177	323	371
Total interest income	2,220	2,137	4,560	4,248
Interest expense
Deposits	108	154	225	314
Total interest expense	108	154	225	314
Net interest income	2,112	1,983	4,335	3,934
Provision for loan losses	-	150	70	320
Net interest income after
provision for loan losses	2,112	1,833	4,265	3,614
Noninterest income
Gain on sale of loans	359	174	524	350
Loan servicing fees	215	207	430	432
Insurance commissions	169	151	341	292
Fees and service charges	123	112	229	217
Other	222	222	446	453
Total noninterest income	1,088	866	1,970	1,744
Noninterest expense
Compensation and benefits	1,145	1,188	2,257	2,367
Occupancy and equipment	173	193	357	401
Federal insurance premiums	51	53	105	107
Data processing	216	204	430	419
Advertising	64	62	123	110
Amortization & Valuation adjustments for MSR's	104	78	177	149
Other real estate owned	142	299	256	354
Other	421	463	840	873
Total noninterest expense	2,316	2,540	4,545	4,780
Income before income taxes	884	159	1,690	578
Income tax expense	334	63	647	231
Net Income	$550	$96	$1,043	$347

Earnings per share
Basic earnings per share	$0.75	$0.13	$1.41	$0.45
Diluted earnings per share	$0.75	$0.13	$1.41	$0.45